Contacts: For Media:     John Calagna
                         (212) 578-6252

          For Investors: Tracey Dedrick
                         (212) 578-5140

                  METLIFE ANNOUNCES THIRD QUARTER 2006 RESULTS

              - REPORTS NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
               OF $1.29 PER DILUTED COMMON SHARE, A 33% INCREASE -

          - REPORTS OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS OF $1.24 PER DILUTED COMMON SHARE, A 23% INCREASE -

NEW YORK, October 30, 2006 - MetLife, Inc. (NYSE: MET) today reported third quarter 2006 net income available to common shareholders of $999 million, or $1.29 per diluted common share, compared with $742 million, or $0.97 per diluted common share, for the third quarter of 2005.

                                                         For the three months
                                                          ended September 30,
                                                      --------------------------
                                                             2006     2005
                                                            ------   ------
                                                       (in millions, except per
                                                      diluted common share data)
Net income available to common shareholders                 $  999   $  742
Net income available to common shareholders per
   diluted common share                                     $ 1.29   $ 0.97
Operating earnings available to common
   shareholders(1)                                          $  958   $  780
Operating earnings available to common shareholders
   per diluted common share(1)                              $ 1.24   $ 1.01

Book value per diluted common share                         $38.22   $34.75
Book value per diluted common share, excluding
   accumulated other comprehensive income(1)                $35.78   $32.32

(1) Operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per diluted common share (excluding accumulated other comprehensive income) are not calculated based on generally accepted accounting principles ("GAAP"). Information regarding non-GAAP financial measures in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures section below, as well as in the tables that accompany this release.

HIGHLIGHTS

-    Earned record total premiums, fees and other revenues of $8.1 billion

-    Reached $516.2 billion in total assets

-    Announced the sale of Peter Cooper Village and Stuyvesant Town

Operating earnings available to common shareholders for the third quarter of 2006 were $958 million, or $1.24 per diluted common share, compared with $780 million, or $1.01 per diluted common share, for the prior year period.

"MetLife continued to benefit from our diverse businesses in the third quarter with strong underlying fundamentals in all segments and record quarterly results in Auto & Home," said C. Robert Henrikson, chairman of the board, president and chief executive officer of MetLife, Inc. "We are pleased to continue providing value to our shareholders with the recently announced 13% increase in the annual common stock dividend. In addition, we plan to resume our share repurchase program and remain focused on continuing our strong momentum to achieve our objectives for 2006."

THIRD QUARTER SEGMENT OVERVIEW

Reconciliations of segment net income available to common shareholders to segment operating earnings available to common shareholders are provided in the tables that accompany this release.

INSTITUTIONAL BUSINESS EARNINGS REMAIN STRONG

Institutional Business operating earnings available to common shareholders in the third quarter of 2006 remained strong at $390 million, compared with $386 million in the prior year period. During the quarter, solid growth in non-medical health & other earnings was partially offset by the impact of lower interest spreads in the retirement & savings business.

Non-medical health & other earnings increased 29% due to growth in the business and favorable underwriting results across the major product lines. Non-medical health & other premiums, fees and other revenues were up 9% over the prior year period, reflecting growth across all product lines, especially in dental and disability.

Retirement & savings earnings, while benefiting from certain lower expenses, were down 7% compared with the third quarter of 2005, primarily due to the impact of lower interest spreads, driven by the inverted yield curve, and lower variable net investment income. During the quarter, the general and separate account assets for retirement & savings reached a combined record of $114.6 billion.

Group life earnings of $101 million were relatively flat compared with the prior year period. Underlying growth in the business, lower expenses and favorable underwriting results were offset by the impact of lower interest spreads.

INDIVIDUAL BUSINESS EARNINGS UP 11%

Individual Business operating earnings available to common shareholders were $367 million in the third quarter of 2006, compared with $330 million in the prior year period. This increase was due, in part, to growth in the business and favorable underwriting results, partially offset by lower variable net investment income.

Total life earnings increased 11% over the prior year period as the business benefited from good mortality and a $12 million benefit from a specific reserve reduction. A strong increase in variable & universal life earnings was partially offset by a decline in traditional life results, which was primarily driven by lower variable net investment income and higher expenses. Total life first year premiums and deposits, as expected, were down compared to the prior year period due to a decline in sales in the independent channel.

Annuity earnings increased 11% over the prior year period as results benefited from growth in the business. While variable net investment income decreased from unusually high levels in the prior year period, annuity spreads remained strong. During the quarter, total annuity deposits were $3.5 billion and fees for separate account investment-type products within the annuity business increased 15% compared with the prior year period.

AUTO & HOME EARNINGS REACH NEW RECORD

Auto & Home operating earnings available to common shareholders were a record $107 million in the third quarter of 2006, compared with an operating loss of $26 million in the prior year period. Auto & Home's strong performance in the quarter was due in part to significantly lower catastrophes compared with the prior year period. In addition, the non-catastrophe combined ratio improved to 81.2%, reflecting $27 million, net of income taxes, in favorable claim development related to prior accident years and good claim frequencies in both the auto and homeowners businesses.

INTERNATIONAL EARNINGS UP 9%

International operating earnings available to common shareholders were $72 million in the third quarter of 2006, compared with $66 million in the prior year period. Earnings in the segment benefited from solid performance in Asia Pacific and Latin America. In Japan, MSI MetLife continued its strong performance with sales of $1.5 billion, up 12% over the prior year period on a yen basis.

INVESTMENTS

MetLife's investment portfolio continued to deliver strong results as the net investment income yield increased to 6.32% in the third quarter of 2006, compared with 6.17% in the prior year period. Variable net investment income, while on plan, was lower than the prior year period.

On October 17, 2006, MetLife announced the sale of its Peter Cooper Village and Stuyvesant Town properties for $5.4 billion. The sale is expected to result in a gain of approximately $3 billion, net of income taxes. It is anticipated that the sale will close in the fourth quarter of 2006, subject to customary closing conditions.

CORPORATE EVENTS

Share Repurchase
----------------

MetLife announced today that it intends to resume its share repurchase program in the fourth quarter of 2006. The company currently has $716 million remaining on its existing share repurchase authorization.

Earnings Conference Call
------------------------

MetLife will hold its third quarter 2006 earnings conference call and audio Webcast on Tuesday, October 31, 2006, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003. To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 11:30 a.m. (ET) on Tuesday, October 31, 2006, until Tuesday, November 7, 2006, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844. The access code for the replay is 843183. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Non-GAAP and Other Financial Disclosures
----------------------------------------

MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share. Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income taxes, adjustments related to net investment gains and losses, net of income taxes, and discontinued operations other than discontinued real estate, net of income taxes, less preferred stock dividends which are recorded in Corporate & Other. Scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income taxes, and adjustments related to net investment gains and losses, net of income taxes, both of which can fluctuate significantly from period to period, and discontinued operations other than discontinued real estate, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income available to common shareholders and GAAP net income available to common shareholders per diluted common share, respectively.

                                                               For the three months
                                                               ended September 30,
                                                        ---------------------------------
                                                             2006              2005
                                                        ---------------   ---------------
                                                             (in millions, except per
                                                            diluted common share data)
Net income available to common shareholders             $  999   $ 1.29   $  742   $ 0.97
Net investment (gains) losses, net of income taxes(1)     (162)   (0.21)      15     0.02
Adjustments related to net investment
   (gains) losses, net of income taxes(2)                  121     0.16       30     0.03
Discontinued operations, net of income taxes(3)             --       --       (7)   (0.01)
                                                        ------   ------   ------   ------
Operating earnings available to common shareholders     $  958   $ 1.24   $  780   $ 1.01
                                                        ======   ======   ======   ======
Book value per diluted common share                     $38.22            $34.75
Accumulated other comprehensive (income) loss
   per diluted common share                              (2.44)            (2.43)
                                                        ------            ------
Book value per diluted common share, excluding
   accumulated other comprehensive income/loss          $35.78            $32.32
                                                        ======            ======

(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $(63) million and $(30) million for the three months ended September 30, 2006 and 2005, respectively, and excludes (gains) losses of $(61) million and $(17) million for the three months ended September 30, 2006 and 2005, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, include amortization of unearned revenue and deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Discontinued operations, net of income taxes, excludes (gains) losses from discontinued operations related to real estate and real estate joint ventures.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance

Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                      # # #

                                  MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                                  (In millions)

                                                                                   Three months ended   Nine months ended
                                                                                      September 30,       September 30,
                                                                                   ------------------   -----------------
                                                                                     2006      2005       2006      2005
                                                                                   -------   -------    -------   -------
Premiums                                                                           $ 6,577   $ 6,514    $19,433   $18,514
Universal life and investment-type product policy fees                               1,188     1,112      3,548     2,716
Net investment income                                                                4,193     4,064     12,594    10,713
Other revenues                                                                         339       348      1,002       948
Net investment gains (losses)                                                          254       (50)    (1,074)      268
                                                                                   -------   -------    -------   -------
   Total revenues                                                                   12,551    11,988     35,503    33,159
                                                                                   -------   -------    -------   -------
Policyholder benefits and claims                                                     6,712     6,837     19,448    19,018
Interest credited to policyholder account balances                                   1,352     1,149      3,839     2,764
Policyholder dividends                                                                 422       426      1,268     1,261
Other expenses                                                                       2,751     2,615      7,794     6,591
                                                                                   -------   -------    -------   -------
   Total expenses                                                                   11,237    11,027     32,349    29,634
                                                                                   -------   -------    -------   -------
Income from continuing operations before provision for income taxes                  1,314       961      3,154     3,525
Provision for income taxes                                                             357       238        855     1,025
                                                                                   -------   -------    -------   -------
Income from continuing operations                                                      957       723      2,299     2,500
Income from discontinued operations, net of income taxes                                76        50        131     1,505
                                                                                   -------   -------    -------   -------
Net income                                                                           1,033       773      2,430     4,005
Preferred stock dividends                                                               34        31        100        31
                                                                                   -------   -------    -------   -------
Net income available to common shareholders                                        $   999   $   742    $ 2,330   $ 3,974
                                                                                   =======   =======    =======   =======
OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS RECONCILIATION
------------------------------------------------------------------
Net income available to common shareholders                                        $   999   $   742    $ 2,330   $ 3,974
   Net investment gains (losses)                                                       254       (23)    (1,187)    2,181
   Minority interest - net investment gains (losses)                                    --        (1)         2       (12)
   Net investment gains (losses) tax provision                                         (92)        9        417      (766)
                                                                                   -------   -------    -------   -------
Net investment gains (losses), net of income taxes (1)(2)                              162       (15)      (768)    1,403
   Adjustments related to universal life and investment-type product policy fees         3        --         (9)       --
   Adjustments related to policyholder benefits and dividends                         (204)      (55)       (12)      (71)
   Adjustments related to other expenses                                                14         7        182       (17)
   Adjustments related to tax benefit (provision)                                       66        18        (58)       31
                                                                                   -------   -------    -------   -------
Adjustments related to net investment gains (losses), net of income taxes (3)         (121)      (30)       103       (57)
Discontinued operations, net of income taxes (4)                                        --         7         30       156
                                                                                   -------   -------    -------   -------
Operating earnings available to common shareholders                                $   958   $   780    $ 2,965   $ 2,472
                                                                                   =======   =======    =======   =======

(1) Net investment gains (losses), net of income taxes, from real estate and real estate joint ventures includes discontinued operations of $63 million and $30 million for the three months ended September 30, 2006 and 2005, respectively, and $58 million and $1,269 million for the nine months ended September 30, 2006 and 2005, respectively.

(2) Net investment gains (losses), net of income taxes, excludes scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment of $61 million and $17 million for the three months ended September 30, 2006 and 2005, respectively, and $130 million and $41 million for the nine months ended September 30, 2006 and 2005, respectively.

(3) Adjustments related to net investment gains (losses), net of income taxes, includes amortization of unearned revenue and deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(4) Discontinued operations, net of income taxes, excludes gains (losses) from discontinued operations related to real estate and real estate joint ventures.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited
      (In millions, except per common share data or unless otherwise noted)

                                                            At or for the           At or for
                                                             three months        the nine months
                                                         ended September 30,   ended September 30,
                                                         -------------------   -------------------
                                                            2006     2005          2006     2005
                                                           ------   ------       -------   ------
Other Financial Data:
   Net income available to common shareholders             $  999   $  742       $ 2,330   $3,974
   Operating earnings available to common shareholders     $  958   $  780       $ 2,965   $2,472
   Total assets (billions)                                 $516.2   $482.9       $ 516.2   $482.9

Individual Business Sales Data:
   Total first year life premiums and deposits             $  244   $  357       $   841   $  777
   Variable and Universal life first year premiums and
      deposits (including COLI/BOLI)                       $  198   $  305       $   695   $  626
   Total annuity deposits                                  $3,531   $3,624       $11,603   $8,660

Earnings Per Common Share Calculation:
   Weighted average common shares outstanding -
      diluted                                               773.7    768.7         769.9    753.1
   Operating earnings available to common shareholders
      per common share - diluted                           $ 1.24   $ 1.01       $  3.85   $ 3.28
   Net income available to common shareholders per
      common share - diluted                               $ 1.29   $ 0.97       $  3.03   $ 5.28

                                  MetLife, Inc.
                               Balance Sheet Data
         September 30, 2006 (Unaudited) and December 31, 2005 (Audited)
                                  (In millions)

                                                   At September   At December
                                                     30, 2006      31, 2005
                                                   ------------   -----------
Balance Sheet Data:
   General account assets                            $378,912       $353,776
   Separate account assets                            137,274        127,869
                                                     --------       --------
      Total assets                                   $516,186       $481,645
                                                     ========       ========
   Policyholder liabilities (including amounts
      in closed block)                               $268,693       $262,371
   Short-term debt                                      1,706          1,414
   Long-term debt                                      10,711          9,888
   Junior subordinated debt securities
      underlying common equity units                    2,134          2,134
   Shares subject to mandatory redemption                 278            278
   Other liabilities                                   63,780         48,590
   Separate account liabilities                       137,274        127,869
                                                     --------       --------
      Total liabilities                               484,576        452,544
                                                     --------       --------
   Preferred stock, at par value                            1              1
   Common stock, at par value                               8              8
   Additional paid-in capital                          17,397         17,274
   Retained earnings                                   13,195         10,865
   Treasury stock                                        (878)          (959)
   Accumulated other comprehensive income (loss)        1,887          1,912
                                                     --------       --------
      Total stockholders' equity                       31,610         29,101
                                                     --------       --------
      Total liabilities and stockholders' equity     $516,186       $481,645
                                                     ========       ========

                                  MetLife, Inc.
  Reconciliations of Net Income Available to Common Shareholders to Operating
                   Earnings Available to Common Shareholders
                                    Unaudited
                                  (In millions)

                                                                                   Three months     Nine months
                                                                                      ended            ended
                                                                                  September 30,    September 30,
                                                                                  -------------   ---------------
                                                                                   2006   2005     2006     2005
                                                                                   ----   ----    ------   ------
Total Institutional Operations
      Net income available to common shareholders                                  $486   $343    $  908   $1,282
      Net investment gains (losses), net of income taxes                            150    (61)     (352)     209
      Adjustments related to net investment gains (losses), net of income taxes     (54)    18         1       17
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $390   $386    $1,259   $1,056
                                                                                   ====   ====    ======   ======
Institutional Operations
   Group Life
      Net income available to common shareholders                                  $ 91   $113    $  276   $  283
      Net investment gains (losses), net of income taxes                            (10)     7       (59)      (3)
      Adjustments related to net investment gains (losses), net of income taxes      --      4         4        4
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $101   $102    $  331   $  282
                                                                                   ====   ====    ======   ======
   Retirement & Savings
      Net income available to common shareholders                                  $290   $178    $  420   $  796
      Net investment gains (losses), net of income taxes                            105    (45)     (250)     198
      Adjustments related to net investment gains (losses), net of income taxes     (16)     7       (13)       8
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $201   $216    $  683   $  590
                                                                                   ====   ====    ======   ======
   Non-Medical Health & Other
      Net income available to common shareholders                                  $105   $ 52    $  212   $  203
      Net investment gains (losses), net of income taxes                             55    (23)      (43)      14
      Adjustments related to net investment gains (losses), net of income taxes     (38)     7        10        5
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $ 88   $ 68    $  245   $  184
                                                                                   ====   ====    ======   ======
Total Individual Operations
      Net income available to common shareholders                                  $401   $313    $  913   $1,262
      Net investment gains (losses), net of income taxes                             53     (6)     (316)     353
      Adjustments related to net investment gains (losses), net of income taxes     (19)   (11)      101      (31)
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $367   $330    $1,128   $  940
                                                                                   ====   ====    ======   ======
Individual Operations
   Traditional Life
      Net income available to common shareholders                                  $ 55   $108    $  217   $  548
      Net investment gains (losses), net of income taxes                            (14)    31      (106)     300
      Adjustments related to net investment gains (losses), net of income taxes      (4)   (22)       55      (29)
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $ 73   $ 99    $  268   $  277
                                                                                   ====   ====    ======   ======
   Variable & Universal Life
      Net income available to common shareholders                                  $105   $ 46    $  176   $  133
      Net investment gains (losses), net of income taxes                             14    (12)      (47)     (11)
      Adjustments related to net investment gains (losses), net of income taxes      (3)     7        12        3
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $ 94   $ 51    $  211   $  141
                                                                                   ====   ====    ======   ======
   Annuities
      Net income available to common shareholders                                  $236   $148    $  507   $  556
      Net investment gains (losses), net of income taxes                             56    (29)     (151)      66
      Adjustments related to net investment gains (losses), net of income taxes     (12)     4        34       (5)
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $192   $173    $  624   $  495
                                                                                   ====   ====    ======   ======
   Other
      Net income (loss) available to common shareholders                           $  5   $ 11    $   13   $   25
      Net investment gains (losses), net of income taxes                             (3)     4       (12)      (2)
                                                                                   ----   ----    ------   ------
      Operating earnings (losses) available to common shareholders                 $  8   $  7    $   25   $   27
                                                                                   ====   ====    ======   ======
Total Auto & Home
      Net income available to common shareholders                                  $106   $(29)   $  296   $  145
      Net investment gains (losses), net of income taxes                             (1)    (3)       (3)      (6)
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $107   $(26)   $  299   $  151
                                                                                   ====   ====    ======   ======
Auto & Home
   Auto
      Net income available to common shareholders                                  $ 87   $ 63    $  219   $  171
      Net investment gains (losses), net of income taxes                             (1)    (2)       (2)      (4)
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $ 88   $ 65    $  221   $  175
                                                                                   ====   ====    ======   ======
   Homeowners & Other
      Net income available to common shareholders                                  $ 19   $(92)   $   77   $  (26)
      Net investment gains (losses), net of income taxes                             --     (1)       (1)      (2)
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $ 19   $(91)   $   78   $  (24)
                                                                                   ====   ====    ======   ======

                                                                                   Three months     Nine months
                                                                                      ended            ended
                                                                                  September 30,    September 30,
                                                                                  -------------   ---------------
                                                                                   2006   2005     2006     2005
                                                                                   ----   ----    ------   ------
International
      Net income available to common shareholders                                  $ 11   $ 41    $  216   $  162
      Net investment gains (losses), net of income taxes                            (13)     3         9        8
      Adjustments related to net investment gains (losses), net of income taxes     (48)   (35)       (2)     (36)
      Discontinued operations, net of income taxes                                   --      7        --        5
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $ 72   $ 66    $  209   $  185
                                                                                   ====   ====    ======   ======
Reinsurance
      Net income available to common shareholders                                  $ 30   $ 28    $   83   $   64
      Net investment gains (losses), net of income taxes                              1      4        (2)      16
      Adjustments related to net investment gains (losses), net of income taxes      --     (2)        3       (7)
                                                                                   ----   ----    ------   ------
      Operating earnings available to common shareholders                          $ 29   $ 26    $   82   $   55
                                                                                   ====   ====    ======   ======